UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                     _______________________


                            FORM 8-K

                         CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15 (d)
           OF THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report  (Date of earliest event reported)  June 1, 2000



                      NORD PACIFIC LIMITED
                      --------------------
     (Exact name of registrant as specified in its charter)




New Brunswick, Canada        000-19182               Not Applicable
---------------------       --------------         -----------------------
(State or Other             (Commission            (IRS Employer
Jurisdiction of              File Number)           Identification Number)
Incorporation)


40 Wellington Row, Suite 2100, Scotia Plaza
Saint John, New Brunswick, Canada                    87102
-------------------------------------------       ----------
(Address of Principal Executive Offices)          (Zip Code)


Registrant's telephone number, including area code: (505)241-5820

ITEM 2.   Acquisition or Disposition of Assets

     On June 1, 2000 Nord Pacific Limited (the "Company") acquired the remaining 50% interest in the Tritton Copper project, New South Wales, Australia from Straits Resources Limited. Pursuant to a Sale and Purchase Agreement executed by the parties on June 1, 2000, the Company paid 1.95 million (US$1,950,000) dollars on closing, and is required to make 10 installment payments, (US$1,950,000) payable in four equal semi-annual installments, with the first installment payable December 1, 2000; and (US$1,950,000) payable in six equal annual installments with the first installment payable twelve months after commencement of copper production.

     Nord will grant to Straits an option to acquire Nord's 40% interest in the SX-EW equipment used at Girilambone under certain circumstances intended not to interfere with copper production at Girilambone for consideration below market value.

     The Tritton deposit was part of a 50:50 exploration joint venture between the Company and Straits on property that surrounds their jointly owned Girilambone copper mine.

     The Company has accepted a preliminary offer of bank financing to develop the mine. The limited recourse debt financing from Bank of Western Australia Ltd. ("BankWest") would consist of a number of debt and credit support instruments including cash advance facilities of A$35 million (US$20 million); credit facilities for hedging the copper price, the currency exchange rate and the interest rate; and a credit facility to cover statutory bonding requirements. The BankWest financing is conditional on a number of factors, chief among them satisfactory technical review by BankWest's external independent engineer, syndication with other banks and completion of formal documentation. BankWest has provided similar financing for the Company's nearby Girilambone copper mine.

     For information purposes all $ figures referred to in the exhibits are in Australian unless otherwise noted.


ITEM 7.   Financial Statements and Exhibits

     (3)  Exhibits required to be filed by Item 601 of Regulation S-K:

     Item    Description

     (2)     Sale Agreement dated June 1, 2000 between Nord
             Pacific Limited, Nord Australex Nominees Pty. Ltd.
             and Straits Mining Pty. Ltd.

             Attachment A  -  Option Agreement
             Attachment B  -  Fixed and Floating Charge
             Attachment C  -  Real Property Mortgage
             Attachment D  -  Annexure "A" Mortgage memorandum

     (20.1)  Press Release of Nord Pacific Limited dated
             December 17, 1999

     (20.2)  Press Release of Nord Pacific Limited dated June 5, 2000

     (99.1)  Deed of Priority dated June 1, 2000 between Straits
             Mining Pty. Ltd., Nord Australex Nominees Pty.
             Ltd., Nord Pacific Limited, and Bank of Western
             Australia, Ltd.

     (99.2) Facilities Access and Usage Agreement dated June 1, 2000 between Nord Australex Nominees Pty. Ltd., Nord Pacific Limited, Nord gold Company Limited, Nord Highlands Mineral Venture-1, Straits Mining Pty. Ltd., and Girilambone Copper Company Pty. Ltd.



     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                   NORD PACIFIC LIMITED


Date:   July 12, 2000             By:  /s/ W.  Pierce Carson
                                           W. Pierce Carson
                                           President & CEO

                          EXHIBIT INDEX


Item    Description                                          Page Number

(2)     Sale Agreement dated June 1, 2000 between                5-22
        Nord Pacific Limited, Nord Australex Nominees
        Pty. Ltd. and Straits Mining Pty. Ltd.

        Attachment A  -  Option Agreement                       23-30
        Attachment B  -  Fixed and Floating Charge              31-75
        Attachment C  -  Real Property Mortgage                76-117
        Attachment D  -  Annexure "A" Mortgage                118-163
                         memorandum

(99.1)  Deed of Priority dated June 1, 2000 between           164-177
        Straits Mining Pty. Ltd., Nord Australex
        Nominees Pty. Ltd., Nord Pacific Limited, and
        Bank of Western Australia, Ltd.

(99.2)  Facilities Access and Usage Agreement dated           178-193
        June 1, 2000 between Nord Australex Nominees
        Pty. Ltd., Nord Pacific Limited, Nord gold
        Company Limited, Nord Highlands Mineral
        Venture-1, Straits Mining Pty. Ltd., and
        Girilambone Copper Company Pty. Ltd.

(20.1)  Press Release of Nord Pacific Limited dated           194-195
        December 17, 1999

(20.2)  Press Release of Nord Pacific Limited dated           196-197
        June 5, 2000